Exhibit 99.1

PRESS CONTACT: Carey Hendrickson, Chief Financial Officer Phone: 1-972-770-5600

FOR IMMEDIATE RELEASE

CAPITAL SENIOR LIVING CORPORATION

REPORTS FIRST QUARTER 2018 RESULTS

DALLAS – (GLOBE NEWSWIRE) – May 1, 2018 – Capital Senior Living Corporation (the “Company”) (NYSE:CSU), one of the nation’s largest operators of senior housing communities, today announced operating and financial results for the first quarter 2018.

“Focused execution on our key initiatives resulted in year-over-year growth in same-community revenue and net operating income in the first quarter,” said Lawrence A. Cohen, Chief Executive Officer of the Company. “Despite the effect of seasonal attrition on occupancy, which was in line with our projections, we stayed focused on our residents, maintained a disciplined approach to our cost structure and delivered solid financial results. By building on our 2017 cost control initiatives with further improvements in the first quarter, we had lower than anticipated expenses and our CFFO exceeded our internal projections. We are pleased to reaffirm our full year guidance for 2018.”

Mr. Cohen continued, “We are executing our comprehensive strategy to deliver higher revenues, enhance cash flow and maximize the value of our owned real estate. With a disciplined focus on our growth strategy and driving operational improvements, we are well positioned to capitalize on our competitive advantages as a leading pure-play private-pay senior housing owner/operator and enhance shareholder value.”

Operating and Financial Summary (all amounts in this operating and financial summary exclude two communities that are undergoing lease-up or significant renovation and conversion, unless otherwise noted; also, see Non-GAAP Financial Measures below and reconciliation of Non-GAAP measures to the most directly comparable GAAP measure on the final page of this release.)

•	Revenue in the first quarter of 2018, including all communities, was $114.6 million, a $1.3 million, or 1.2%, decrease from the first quarter of 2017. The first quarter of 2018 includes no revenue from the Company’s two communities impacted by Hurricane Harvey in late August 2017. Revenue for these two communities was $2.4 million in the first quarter of 2017.

•	Revenue for consolidated and same communities, which exclude two communities undergoing lease-up or significant renovation and conversion and the Company’s two communities impacted by Hurricane Harvey, was $113.3 million in the first quarter of 2018, an increase of 1.0% as compared to the first quarter of 2017.

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•	Occupancy for consolidated and same communities was 86.1% in the first quarter of 2018, a decrease of 100 basis points from the fourth quarter of 2017 and a decrease of 130 basis points from the first quarter of 2017.

•	Average monthly rent for consolidated and same communities was $3,592, an increase of $60 per occupied unit, or 1.7%, as compared to the first quarter of 2017.

•	Income from operations, including all communities, was $5.4 million in the first quarter of 2018 compared to a loss of $9.6 million in the first quarter of 2017, which included a non-cash lease termination charge of $12.9 million associated with the Company’s purchase in January 2017 of four communities it previously leased.

•	The Company’s Net Loss for the first quarter of 2018, including all communities, was $7.2 million.

•	Excluding items noted and reconciled on the final page of this release, the Company’s adjusted net loss was $4.7 million in the first quarter of 2018.

•	Adjusted EBITDAR was $37.9 million in the first quarter of 2018 compared to $37.7 million in the first quarter of 2017. Adjusted EBITDAR is a financial valuation measure, rather than a financial performance measure, used by management and others to evaluate the value of companies in the senior living industry.

•	Adjusted Cash From Facility Operations (“CFFO”) was $10.4 million in the first quarter of 2018 compared to $11.0 million in the first quarter of 2017.

Financial Results - First Quarter

For the first quarter of 2018, the Company reported revenue of $114.6 million, compared to revenue of $116.0 million in the first quarter of 2017. Revenue for consolidated communities excluding the two communities undergoing significant renovation and conversion, and the two Houston communities impacted by Hurricane Harvey, increased 1.0% in the first quarter of 2018 as compared to the first quarter of 2017.

Operating expenses for the first quarter of 2018 were $71.7 million, a decrease of $1.1 million from the first quarter of 2017. Operating expenses include a $1.6 million business interruption insurance credit related to the Company’s two Houston communities impacted by Hurricane Harvey to offset the lost revenues and continuing expenses, and to restore the communities’ net income for the first quarter of 2018 based on an approximate average of the communities’ net income in the seven months of 2017 prior to the hurricane.

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General and administrative expenses for the first quarter of 2018 were $6.0 million. This compares to general and administrative expenses of $6.2 million in the first quarter of 2017. Excluding transaction and conversion costs in both periods, general and administrative expenses decreased $0.3 million in the first quarter of 2018 as compared to the first quarter of 2017. As a percentage of revenues under management, general and administrative expenses, excluding transaction and conversion costs, were 5.1% in the first quarter of 2018 compared to 4.9% in the first quarter of 2017.

Income from operations for the first quarter of 2018 was $5.4 million. The Company recorded a net loss on a GAAP basis of $7.2 million in the first quarter of 2018. Excluding items noted and reconciled on the final page of this release, the Company’s adjusted net loss was $4.7 million in the first quarter of 2018.

The Company’s Non-GAAP financial measures exclude two communities that are undergoing significant renovation and conversion (see “Non-GAAP Financial Measures” below), including a community in Indiana that recently completed a significant renovation and conversion and is now in lease-up that was excluded beginning in the first quarter of 2018. Three communities that were previously excluded from the Company’s Non-GAAP financial measures were added back to such measures beginning in the first quarter of 2018.

Adjusted EBITDAR for the first quarter of 2018 was $37.9 million as compared to $37.7 million in the first quarter of 2017. Adjusted CFFO was $10.4 million in the first quarter of 2018, as compared to $11.0 million in the first quarter of 2017.

Operating Activities

Same-community results exclude two communities previously noted that are undergoing lease-up or significant renovation and conversion, and the two Houston communities impacted by Hurricane Harvey. Same-community results also exclude certain conversion costs.

Same-community revenue in the first quarter of 2018 increased 1.0% versus the first quarter of 2017.

Same-community operating expenses increased 1.0% from the first quarter of the prior year, excluding conversion costs in both periods. On the same basis, labor costs, including benefits, increased 1.3% and utilities increased 8.3%, while food costs decreased 4.4%, all as compared to the first quarter of 2017. At communities that have not converted units to higher levels of care, labor costs increased 0.5%

compared to the first quarter of 2017. Same-community net operating income increased 0.9% in the first quarter of 2018 as compared to the first quarter of 2017.

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Capital expenditures for the first quarter of 2018 were $5.6 million, representing approximately $4.2 million of investment spending and approximately $1.2 million of recurring capital expenditures.

Balance Sheet

The Company ended the quarter with $23.3 million of cash and cash equivalents, including restricted cash. As of March 31, 2018, the Company financed its owned communities with mortgages totaling $958.8 million at interest rates averaging 4.7%. All of the Company’s debt is at fixed interest rates, except for two bridge loans totaling approximately $76.4 million at March 31, 2018, one of which matures in the second quarter of 2019 and the other in the first quarter of 2020. The earliest maturity date for the Company’s fixed-rate debt is in 2021.

The Company’s cash on hand and cash flow from operations are expected to be sufficient for working capital, prudent reserves and the equity needed to fund the Company’s acquisition, conversion and renovation programs.

Q1 2018 Conference Call Information

The Company will host a conference call with senior management to discuss the Company’s first quarter 2018 financial results. The call will be held on Tuesday, May 1, 2018, at 5:00 p.m. Eastern Time. The call-in number is 323-701-0225, confirmation code 2087338. A link to a simultaneous webcast of the teleconference will be available at www.capitalsenior.com through Windows Media Player or RealPlayer.

For the convenience of the Company’s shareholders and the public, the conference call will be recorded and available for replay starting May 1, 2018 at 8:00 p.m. Eastern Time, until May 9, 2018 at 8:00 p.m. Eastern Time. To access the conference call replay, call 719-457-0820, confirmation code 2087338. The conference call will also be made available for playback via the Company’s corporate website, www.capitalsenior.com.

Non-GAAP Financial Measures of Operating Performance

Adjusted EBITDAR is a financial valuation measure and Adjusted Net Income/(Loss) and Adjusted CFFO are financial performance measures that are not calculated in accordance with U.S. generally accepted accounting principles (“GAAP”). Non-GAAP financial measures may have material limitations in that they do not reflect all of the costs associated with our results of operations as determined in accordance with GAAP. As a result, these non-GAAP financial measures should not be considered a substitute for, nor superior to, financial results and measures determined or calculated in accordance with GAAP.

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Adjusted EBITDAR is a valuation measure commonly used by our management, research analysts and investors to value companies in the senior living industry. Because Adjusted EBITDAR excludes interest expense and rent expense, it allows our management, research analysts and investors to compare the enterprise values of different companies without regard to differences in capital structures and leasing arrangements.

The Company believes that Adjusted Net Income/(Loss) and Adjusted CFFO are useful as performance measures in identifying trends in day-to-day operations because they exclude the costs associated with acquisitions and conversions and other items that do not ordinarily reflect the ongoing operating results of our primary business. Adjusted Net Income/(Loss) and Adjusted CFFO provide indicators to management of progress in achieving both consolidated and individual business unit operating performance and are used by research analysts and investors to evaluate the performance of companies in the senior living industry.

The Company strongly urges you to review on the last page of this release the reconciliation of net loss to Adjusted EBITDAR and the reconciliation of net (loss) income to Adjusted Net Income/(Loss) and Adjusted CFFO, along with the Company’s consolidated balance sheets, statements of operations, and statements of cash flows.

About the Company

Capital Senior Living Corporation is one of the nation’s largest operators of residential communities for senior adults. The Company’s operating strategy is to provide value to residents by providing quality senior housing services at reasonable prices. The Company’s communities emphasize a continuum of care, which integrates independent living, assisted living, and memory care services, to provide residents the opportunity to age in place. The Company operates 129 senior housing communities in geographically concentrated regions with an aggregate capacity of approximately 16,500 residents.

Safe Harbor

The forward-looking statements in this release are subject to certain risks and uncertainties that could cause results to differ materially, including, but not without limitation to, the Company’s ability to find suitable acquisition properties at favorable terms, financing, refinancing, community sales, licensing, business conditions, risks of downturns in economic conditions generally, satisfaction of closing conditions such as those pertaining to licensure, availability of insurance at commercially reasonable rates, and changes in accounting principles and interpretations among others, and other risks and factors identified from time to time in our reports filed with the Securities and Exchange Commission.

For information about Capital Senior Living, visit www.capitalsenior.com.

Contact Carey P. Hendrickson, Chief Financial Officer, at 972-770-5600 for more information.

CAPITAL/Page 6

CAPITAL SENIOR LIVING CORPORATION

CONSOLIDATED BALANCE SHEETS

(unaudited, in thousands, except per share data)

	March 31, 2018	December 31, 2017
ASSETS
Current assets:
Cash and cash equivalents	$9,938	$17,646
Restricted cash	13,387	13,378
Accounts receivable, net	13,594	12,307
Property tax and insurance deposits	9,361	14,386
Prepaid expenses and other	6,124	6,332

Total current assets	52,404	64,049
Property and equipment, net	1,090,067	1,099,786
Other assets, net	18,079	18,836

Total assets	$1,160,550	$1,182,671

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$3,544	$7,801
Accrued expenses	34,046	40,751
Current portion of notes payable, net of deferred loan costs	18,525	19,728
Current portion of deferred income	14,237	13,840
Current portion of capital lease and financing obligations	2,876	3,106
Federal and state income taxes payable	573	383
Customer deposits	1,332	1,394

Total current liabilities	75,133	87,003
Deferred income	9,563	10,033
Capital lease and financing obligations, net of current portion	48,272	48,805
Deferred taxes	1,941	1,941
Other long-term liabilities	16,343	16,250
Notes payable, net of deferred loan costs and current portion	934,072	938,206
Commitments and contingencies
Shareholders’ equity:
Preferred stock, $.01 par value:
Authorized shares – 15,000; no shares issued or outstanding	—	—
Common stock, $.01 par value:
Authorized shares – 65,000; issued and outstanding shares – 31,133 and 30,505 in 2018 and 2017, respectively	316	310
Additional paid-in capital	181,402	179,459
Retained deficit	(103,062)	(95,906)
Treasury stock, at cost – 494 shares in 2018 and 2017	(3,430)	(3,430)

Total shareholders’ equity	75,226	80,433

Total liabilities and shareholders’ equity	$1,160,550	$1,182,671

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CAPITAL SENIOR LIVING CORPORATION

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

(unaudited, in thousands, except per share data)

	Three Months Ended March 31,
	2018	2017
Revenues:
Resident revenue	$114,643	$115,990
Expenses:
Operating expenses (exclusive of facility lease expense and depreciation and amortization expense shown below)	71,700	72,778
General and administrative expenses	6,022	6,234
Facility lease expense	14,214	14,587
Loss on facility lease termination	—	12,858
Stock-based compensation expense	1,949	1,930
Depreciation and amortization expense	15,372	17,213

Total expenses	109,257	125,600

Income (Loss) from operations	5,386	(9,610)
Other income (expense):
Interest income	37	18
Interest expense	(12,451)	(12,005)
Gain (Loss) on disposition of assets, net	3	(125)
Other income	1	3

Loss before provision for income taxes	(7,024)	(21,719)
Provision for income taxes	(132)	(123)

Net loss	$(7,156)	$(21,842)

Per share data:
Basic net loss per share	$(0.24)	$(0.75)

Diluted net loss per share	$(0.24)	$(0.75)

Weighted average shares outstanding — basic	29,627	29,288

Weighted average shares outstanding — diluted	29,627	29,288

Comprehensive loss	$(7,156)	$(21,842)

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CAPITAL SENIOR LIVING CORPORATION

CONSOLIDATED STATEMENTS OF CASH FLOWS

(unaudited, in thousands)

	Three Months Ended March 31,
	2018	2017
Operating Activities
Net loss	$(7,156)	$(21,842)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	15,372	17,213
Amortization of deferred financing charges	428	388
Amortization of deferred lease costs and lease intangibles	212	223
Amortization of lease incentives	(433)	(295)
Deferred income	(61)	(99)
Lease incentives	—	2,258
Loss on facility lease termination	—	12,858
(Gain) Loss on disposition of assets, net	(3)	125
Provision for bad debts	459	443
Stock-based compensation expense	1,949	1,930
Changes in operating assets and liabilities:
Accounts receivable	(1,746)	(799)
Property tax and insurance deposits	5,025	4,425
Prepaid expenses and other	208	1,097
Other assets	508	4,730
Accounts payable	(4,257)	2,114
Accrued expenses	(6,705)	(7,829)
Other liabilities	526	1,446
Federal and state income taxes receivable/payable	190	142
Deferred resident revenue	(12)	(357)
Customer deposits	(62)	(38)

Net cash provided by operating activities	4,442	18,133
Investing Activities
Capital expenditures	(5,616)	(12,713)
Cash paid for acquisitions	—	(85,000)
Proceeds from disposition of assets	3	12

Net cash used in investing activities	(5,613)	(97,701)
Financing Activities
Proceeds from notes payable	—	65,000
Repayments of notes payable	(5,723)	(5,286)
Cash payments for capital lease and financing obligations	(763)	(667)
Deferred financing charges paid	(42)	(889)

Net cash (used in) provided by financing activities	(6,528)	58,158

Decrease in cash and cash equivalents	(7,699)	(21,410)
Cash and cash equivalents and restricted cash at beginning of period	31,024	47,323

Cash and cash equivalents and restricted cash at end of period	$23,325	$25,913

Supplemental Disclosures
Cash paid during the period for:
Interest	$11,897	$11,056

Income taxes	$15	$12

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Capital Senior Living Corporation

Supplemental Information

			Average
	Communities		Resident Capacity		Average Units
	Q1 18	Q1 17	Q1 18	Q1 17	Q1 18	Q1 17
Portfolio Data
I. Community Ownership / Management
Consolidated communities
Owned	83	83	10,767	10,767	7,978	7,990
Leased	46	46	5,756	5,756	4,414	4,556

Total	129	129	16,523	16,523	12,392	12,546

Independent living			6,879	6,879	4,911	5,285
Assisted living			9,644	9,644	7,481	7,261

Total			16,523	16,523	12,392	12,546
II. Percentage of Operating Portfolio
Consolidated communities
Owned	64.3%	64.3%	65.2%	65.2%	64.4%	63.7%
Leased	35.7%	35.7%	34.8%	34.8%	35.6%	36.3%

Total	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%

Independent living			41.6%	41.6%	39.6%	42.1%
Assisted living			58.4%	58.4%	60.4%	57.9%

Total			100.0%	100.0%	100.0%	100.0%

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Capital Senior Living Corporation

Supplemental Information (excludes two communities being repositioned/leased up and two communities impacted by Hurricane Harvey)

Selected Operating Results

	Q1 18	Q1 17
I. Owned communities
Number of communities	79	79
Resident capacity	10,248	10,248
Unit capacity (1)	7,791	7,596
Financial occupancy (2)	87.6%	88.2%
Revenue (in millions)	71.7	68.9
Operating expenses (in millions) (3)	46.0	44.5
Operating margin (3)	36%	35%
Average monthly rent	3,501	3,430
II. Leased communities
Number of communities	46	46
Resident capacity	5,756	5,756
Unit capacity (1)	4,414	4,520
Financial occupancy (2)	83.5%	86.0%
Revenue (in millions)	41.6	43.3
Operating expenses (in millions) (3)	24.3	25.1
Operating margin (3)	42%	42%
Average monthly rent	3,760	3,708
III. Consolidated and Same communities (4)
Number of communities	125	125
Resident capacity	16,004	16,004
Unit capacity	12,204	12,116
Financial occupancy (2)	86.1%	87.4%
Revenue (in millions)	113.3	112.2
Operating expenses (in millions) (3)	70.3	69.6
Operating margin (3)	38%	38%
Average monthly rent	3,592	3,532
IV. General and Administrative expenses as a percent of Total Revenues under Management
First quarter (5)	5.1%	4.9%
V. Consolidated Mortgage Debt Information (in thousands, except interest rates) (excludes insurance premium financing)
Total fixed rate mortgage debt	882,317	891,405
Total variable rate mortgage debt	76,442	76,682
Weighted average interest rate	4.74%	4.63%

(1)	Due to conversion and refurbishment projects completed at certain communities, unit capacity is higher in Q1 18 than Q1 17 for same communities under management, which affects all groupings of communities.
(2)	Financial occupancy represents actual days occupied divided by total number of available days during the month of the quarter.
(3)	Excludes management fees, provision for bad debts and transaction and conversion costs.
(4)	Since the Company has not completed any new acquisitions of communities, other than the four communities which were acquired during the first quarter of fiscal 2017 that were previously leased and already included in the Company’s consolidated operating results, consolidated and same communities are equivalent for the comparable periods and no longer require separate reporting by the Company.
(5)	Excludes transaction and conversion costs.

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CAPITAL SENIOR LIVING CORPORATION

NON-GAAP RECONCILIATIONS

(In thousands, except per share data)

	Three Months Ended March 31,
	2018	2017
Adjusted EBITDAR
Net loss	$(7,156)	$(21,842)
Depreciation and amortization expense	15,372	17,213
Stock-based compensation expense	1,949	1,930
Facility lease expense	14,214	14,587
Loss on facility lease termination	—	12,858
Provision for bad debts	459	443
Interest income	(37)	(18)
Interest expense	12,451	12,005
Loss (Gain) on disposition of assets, net	(3)	125
Other income	(1)	(3)
Provision for income taxes	132	123
Casualty losses	214	312
Transaction and conversion costs	249	715
Communities excluded due to repositioning/lease-up	62	(701)

Adjusted EBITDAR	$37,905	$37,747

Adjusted Revenues
Total revenues	$114,643	$115,990
Communities excluded due to repositioning/lease-up	(1,354)	(4,641)

Adjusted revenues	$113,289	$111,349

Adjusted net loss and Adjusted net loss per share
Net loss	$(7,156)	$(21,842)
Casualty losses	214	312
Transaction and conversion costs	262	1,104
Resident lease amortization	—	3,238
Loss on facility lease termination	—	12,858
Loss (Gain) on disposition of assets	(3)	125
Tax impact of Non-GAAP adjustments (25% in 2018 and 37% in 2017)	(118)	(6,526)
Deferred tax asset valuation allowance	1,409	8,166
Communities excluded due to repositioning/lease-up	672	585

Adjusted net loss	$(4,720)	$(1,980)

Diluted shares outstanding	29,627	29,288

Adjusted net loss per share	$(0.16)	$(0.07)

Adjusted CFFO
Net loss	$(7,156)	$(21,842)
Non-cash charges, net	17,923	35,044
Lease incentives	—	(2,258)
Recurring capital expenditures	(1,186)	(1,186)
Casualty losses	214	312
Transaction and conversion costs	262	879
Communities excluded due to repositioning/lease-up	389	79

Adjusted CFFO	$10,446	$11,028

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